Exhibit 99.1

Molson Coors Reports Higher Net Sales, Underlying After-Tax Income and EBITDA for the Second Quarter 2013

$690 million of Underlying EBITDA and $366 million of Underlying Free Cash Flow Generated in First Half 2013

Second Quarter 2013 Highlights (1)

  Worldwide beer volume: 16.7 million hectoliters, increased 20.2%
  Net sales: $1.18 billion, increased 17.9%
  Underlying after-tax income: $278.6 million, increased 11.4% ($1.51 per diluted share)
  Net income from continuing operations attributable to MCBC: $276.7 million, increased 165.3% ($1.50 per diluted share)
  Non-GAAP underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $473.2 million, increased 12.5%
  First half 2013 Underlying Free Cash Flow: $365.8 million, increased 8.8%, or $29.5 million

DENVER & MONTREAL--(BUSINESS WIRE)--August 6, 2013--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 20.2 percent increase in second quarter worldwide beer volume and 17.9 percent higher net sales in the second quarter of 2013 due to the June 2012 acquisition of the company’s Central Europe operations. Underlying after-tax income increased 11.4 percent for the second quarter 2013, driven by the addition of a full quarter of Central Europe operating results this year, along with a lower effective tax rate and improved financial performance in our Europe and International businesses this year. The reduction in tax rate was primarily attributable to changes in Canada tax legislation during the quarter. Net income from continuing operations attributable to MCBC (a U.S. GAAP earnings measure) increased 165.3 percent due to the same factors affecting underlying after-tax income, together with a $172 million reduction in special and other non-core expenses primarily related to the Central Europe acquisition last year.

Molson Coors president and chief executive officer Peter Swinburn said, “In the second quarter, Molson Coors delivered double-digit underlying earnings growth – and more than 165 percent growth on a U.S. GAAP basis. This underlying income growth was driven by earnings accretion from the Central Europe acquisition that we completed during June last year and improved financial performance in our Europe and International businesses, along with a lower quarterly tax rate this year. We also generated strong free cash flow and reduced our net debt by $373 million in the quarter. We delivered these results despite weak consumer demand and poor weather across all of our markets. Most of our key brands in core markets gained or held share versus a year ago. Our results also benefited from the introduction of brand and packaging innovations globally and from the strength of our above-premium brands, which gained market share in each of our businesses.”

Swinburn added, “In the remainder of the year, we expect consumer demand to remain weak. Despite this, we plan to increase our marketing investments behind our core brands and innovation in order to drive long-term total returns for our shareholders.”

Underlying EBITDA and Free Cash Flow

Underlying earnings before interest, taxes, depreciation and amortization, or underlying EBITDA, reached $473.2 million in the 2nd quarter, a 12.5% increase from a year ago. Year to date underlying EBITDA grew 9.6% from the first half of 2012 to $690.4 million this year.

Underlying free cash flow for the first half of 2013 totaled $365.8 million. This represents an increase of $29.5 million over last year, driven by improvements in working capital and the addition of Central Europe operating cash flow, partially offset by the addition of Central Europe capital spending.

Foreign Exchange

The Company’s second quarter results include the impact of unfavorable foreign currency movements, primarily from the Canadian Dollar and British Pound, which decreased underlying pretax income by approximately $2 million.

Effective Income Tax Rates

The Company’s second quarter effective income tax rate was 11 percent on a reported basis and 12 percent on an underlying basis as a result of one-time benefits, primarily due to Canadian tax law changes, which decreased our second quarter effective tax rate by approximately 5 percentage points.

Debt

Total debt at the end of the second quarter was $4.57 billion, and cash and cash equivalents totaled $802 million, resulting in net debt of $3.77 billion.

Second Quarter Business Segment Results

The following are the Company’s second quarter 2013 results by business segment:

United States Business (MillerCoors) (2)

Molson Coors underlying U.S. segment equity income decreased 6.5 percent to $172.6 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter, excluding special items, decreased 5.3 percent to $412.7 million, driven by the impact of lower beer volumes.

MillerCoors domestic sales to retailers (STRs) declined 4.4 percent for the quarter. Domestic sales to wholesalers (STWs) decreased 5.3 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 2.6 percent primarily due to favorable net pricing and sales mix. Total company net revenue per hectoliter, including contract brewing and company-owned distributor sales, increased 2.7 percent. Third-party contract brewing volumes were down 6.6 percent.

Cost of goods sold (COGS) per hectoliter increased 2.4 percent driven by commodity inflation, brand innovation and lower fixed-cost absorption. Marketing, general and administrative (MG&A) expense increased 0.2 percent, driven primarily by increased marketing investments in support of the national launches of Redd’s Apple Ale, Third Shift Amber Lager and Leinenkugel’s Summer Shandy, largely offset by lower pension expense.

Depreciation and amortization expenses for MillerCoors in the second quarter were $69.7 million, and additions to tangible and intangible assets totaled $65.9 million.

Canada Business

Canada underlying pretax income decreased 0.7 percent to $138.0 million in the quarter and increased 0.1 percent in local currency. These results were driven by a $12 million favorable year-over-year difference in the timing of marketing and sales spending, offset by the impact of lower volume and negative sales mix this year. A 0.9 percent decrease in the Canadian dollar versus the U.S. dollar drove an approximate $1 million negative foreign exchange impact in the quarter.

STRs decreased 4.3 percent in the second quarter primarily due to a weak Canadian market, which declined approximately 4 percent, driven by unfavorable weather conditions across key regions. Our Canada business volume was also affected by cycling the national launch of Coors Light Iced T last year. Second quarter sales volume for Molson Coors Canada decreased 2.6 percent. Net sales per hectoliter decreased 0.5 percent in local currency, driven by a sales mix shift to lower-priced brands and packages, largely offset by positive net pricing in the quarter.

COGS per hectoliter increased more than 6 percent in local currency, driven by input inflation, fixed-cost deleverage, increased asset write-offs, sales mix shift to higher-cost packages, and increased promotional packaging expense. The asset write-offs represented approximately one-third of the COGS per hectoliter increase. Cost savings partially offset these factors in the quarter. MG&A expense decreased nearly 20 percent in local currency, driven by the year-over-year difference in the timing of marketing and sales spending and a significant reduction in G&A costs.

Europe Business – Pro Forma (3)

Europe underlying pretax income increased 14.4 percent to $82.4 million on a pro forma basis, driven by positive net pricing and cost savings. Foreign currency translation had no significant effect on pro-forma Europe results.

Europe sales volume decreased 2 percent due to poor weather, including a significant flood in the Czech Republic in June. Europe net sales per hectoliter increased nearly 5 percent in local currency due to positive pricing and sales mix.

COGS per hectoliter increased approximately 2 percent in local currency, driven by adverse channel mix, with a higher proportion of sales in the off-premise channel this year, along with higher factored (non-owned) beverage sales in U.K.

MG&A expenses increased approximately 3 percent in local currency mainly due to year-over-year differences in the timing of marketing and sales spending.

International Business (4)

The International segment posted an underlying pretax loss of $2.4 million in the second quarter, an improvement of $11.0 million, or 82.1%, from a year ago due to the elimination of losses in our China joint venture (which was deconsolidated in the third quarter of 2012), improved profit performance in our non-joint-venture business in China, lower overhead expenses, and the net positive impact of business transfers between our Europe and International segments.

Total International sales volume, including royalty volume, increased 51 percent driven by the inclusion of the Central Europe export business this year, along with volume growth in Mexico. Net sales per hectoliter increased approximately 8 percent, driven by positive geographic mix, partially offset by the addition of the Central Europe export business at lower net sales per hectoliter.

COGS per hectoliter decreased approximately 3 percent, driven by the addition of the Central Europe export business, which has a lower cost structure than our other businesses, and the positive impact of foreign exchange movements. International MG&A expense decreased 39 percent, driven by reduced marketing investment in low-margin accounts in China, as well as the elimination of our China joint venture and reduced overhead expenses in other markets.

Corporate

Underlying Corporate pretax expenses totaled $70.9 million for the second quarter. This $15.7 million increase was due to interest expense this year related to financing our Central Europe acquisition. Foreign currency movements unfavorably impacted Corporate underlying pretax results by approximately $1 million in the quarter.

Special and Other Non-Core Items

The following special and other non-core items have been excluded from underlying pretax earnings.

During the quarter, Molson Coors special items resulted in a $1.3 million pretax charge, primarily driven by legal costs related to the planned liquidation of our joint venture in China and special termination benefit costs in Canada.

Other non-core items resulted in a $6.0 million pretax charge, which was due to a $3.9 million unrealized loss primarily related to fair value and foreign exchange movements of our 500 million Euro convertible note and $2.1 million of acquisition and integration costs.

2013 Second Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2013 second quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 2:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on November 6, 2013. The Company will post this release and related financial statements on its website today.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA and underlying free cash flow by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars and all quarterly comparative results are for the Company’s fiscal second quarter ended June 29, 2013, compared to the fiscal second quarter ended June 30, 2012. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Unless otherwise indicated, all $ amounts are in U.S. Dollars, and quarterly comparative results are for Europe’s actual fiscal second quarter ended June 29, 2013, compared to the pro forma fiscal second quarter ended June 30, 2012. Pro forma amounts include the actual results of operations for the U.K. combined with the actual results of operations for Central Europe for the period of June 15, 2012, through June 30, 2012, and pro forma results of operations for Central Europe, excluding the Central Europe global export and license business, for the period prior to June 15, 2012. The pro forma statements of operations include adjustments directly attributable to the acquisition of StarBev.

(4) Beginning July 1, 2012, our Central Europe export and license business (“Central Europe export”), is reported in our MCI segment. For periods prior to this date, this business was included with the Central Europe business, which we acquired on June 15, 2012. Beginning December 30, 2012, with the combination of our U.K. and Central Europe businesses, our Carling travel and export business is reported in our Europe segment. For periods prior to this date, this business was included within the International business.

Overview of Molson Coors

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, Europe, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Coors Light, Molson Canadian, Staropramen and Carling. Molson Coors is listed as the beverage industry sector leader on the 2012/2013 Dow Jones Sustainability World Index (W1SGITRD), the most recognized global benchmark of sustainability among global corporations. For more information on Molson Coors Brewing Company, visit the company’s web site, www.molsoncoors.com.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” expect,” intend,” anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully integrate our Central Europe business, retain key employees and achieve planned cost synergies; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; impact of competitive pricing and product pressures; our ability to implement our strategic initiatives, including executing and realizing cost savings; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; the ability of MillerCoors to integrate operations and technologies; lack of full-control over the operations of MillerCoors; the ability of MillerCoors to maintain good relationships with its distributors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 29, 2012, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliations to Nearest U.S. GAAP Measure
Molson Coors Brewing Company and Subsidiaries
Table 1: 2013 Second Quarter Underlying After-Tax Income
(After-Tax Income From Continuing Operations, Excluding Special and Other Non-Core Items)
($ In Millions, Except Per Share Data)
	2nd Q
	2013	2012
U.S. GAAP: Income from continuing operations attributable to MCBC, net of tax:	$276.7	$104.3
Per diluted share:	$1.50	$0.57
Add back/(less):
Pretax special items - net	1.3	21.2
Proportionate share of MillerCoors special items - net(1)	-	(1.0)
Acquisition, integration and financing related costs(2)	2.1	154.7
Unrealized mark-to-market (gains) and losses(3)	3.9	3.5
Other non-core items(4)	-	0.5
Noncontrolling interest effect of special items	-	(5.1)
Tax effects related to special and other non-core items	(5.4)	(28.0)
Non-GAAP: Underlying after-tax income:	$278.6	$250.1
Per diluted share:	$1.51	$1.38
Notes:
(1) Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income.
(2) In Q2 2013, $2.1 million loss included in Marketing, General and Administrative expenses. In Q2 2012, $70.9 million loss included in Other Income (Expense), net, $8.6 million loss included in Cost of Goods Sold, $25.3 million loss in Marketing, General and Administrative expenses, and $49.9 million loss included in Interest Expense.

(3) In Q2 2013, $0.9 million loss included in Cost of Goods Sold, ($3.2 million) gain included in Interest Expense, and $6.2 million loss included in Other Income (Expense), net. In Q2 2012, ($1.5 million) gain included in Cost of Goods Sold, $5.6 million loss included in Interest Expense, and ($0.6 million) gain included in Other Income (Expense), net.

(4) Included in Marketing, General and Administrative expenses

Molson Coors Brewing Company and Subsidiaries
Table 2: 2013 Second Quarter Underlying Pretax Income
(Pretax Income From Continuing Operations, Excluding Special and Other Non-Core Items)
($ In Millions)
	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2013 2nd Q Income (loss) from continuing operations before income taxes	$137.3	$172.6	$81.6	$(3.3)	$(75.8)	$312.4
Add back/(less):
Pretax special items - net	0.7	-	(0.3)	0.9	-	1.3
Acquisition and integration costs(2)	-	-	1.1	-	1.0	2.1
Unrealized mark-to-market (gains) and losses(3)	-	-	-	-	3.9	3.9
Non-GAAP: 2013 2nd Q underlying pretax income (loss)	$138.0	$172.6	$82.4	$(2.4)	$(70.9)	$319.7
Percent change 2013 2nd Q vs. 2012 2nd Q underlying pretax income (loss)	(0.7%)	(6.5%)	72.7%	82.1%	(28.4%)	5.6%
U.S. GAAP: 2012 2nd Q Income (loss) from continuing operations before income taxes	$139.9	$185.6	$28.7	$(24.3)	$(206.1)	$123.8
Add back/(less):
Pretax special items - net	(0.9)	-	11.7	10.4	-	21.2
Proportionate share of MillerCoors special items - net(1)	-	(1.0)	-	-	-	(1.0)
Acquisition and integration costs(2)	-	-	11.1	-	143.6	154.7
Unrealized mark-to-market (gains) and losses(3)	-	-	(3.8)	-	7.3	3.5
Other non-core items(4)	-	-	-	0.5	-	0.5
Non-GAAP: 2012 2nd Q underlying pretax income (loss)	$139.0	$184.6	$47.7	$(13.4)	$(55.2)	$302.7
Notes:
(1) Included in Equity Income in MillerCoors, but excluded from non-GAAP underlying pretax income.

(2) In Q2 2013, $2.1 million loss included in Marketing, General and Administrative expenses. In Q2 2012, $70.9 million loss included in Other Income (Expense), net, $8.6 million loss included in Cost of Goods Sold, $25.3 million loss in Marketing, General and Administrative expenses, and $49.9 million loss included in Interest Expense.

(3) In Q2 2013, $0.9 million loss included in Cost of Goods Sold, ($3.2 million) gain included in Interest Expense, and $6.2 million loss included in Other Income (Expense), net. In Q2 2012, ($1.5 million) gain included in Cost of Goods Sold, $5.6 million loss included in Interest Expense, and ($0.6 million) gain included in Other Income (Expense), net.

(4) Included in Marketing, General and Administrative expenses

Molson Coors Brewing Company and Subsidiaries
Table 3: 2013 Second Quarter Underlying EBITDA
(EBITDA, Excluding Special and Other Non-Core Items)
(In Millions)

		Thirteen Weeks Ended		Twenty-Six Weeks Ended
		June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

U.S. GAAP:	Net income attributable to MCBC from continuing operations	$276.7	$104.3	$313.2	$183.7
Add:	Net income (loss) attributable to noncontrolling interests	1.6	(6.4)	3.0	(6.5)
U.S. GAAP:	Net income (loss) from continuing operations	$278.3	$97.9	$316.2	$177.2
Add:	Interest expense (income), net	41.2	84.6	116.1	108.4
Add:	Income tax expense (benefit)	34.1	25.9	37.6	43.2
Add:	Depreciation and amortization	80.7	58.4	160.9	111.8
	Adjustments to arrive at underlying EBITDA(1)	10.0	124.4	2.2	130.3
	Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(2)	28.9	29.3	57.4	59.3
Non-GAAP:	Underlying EBITDA	$473.2	$420.5	$690.4	$630.2

Notes:
(1) Includes adjustments to non-GAAP underlying income within the table above, excluding adjustments related to interest, taxes and depreciation and amortization, as these items are added back in total as adjustments to net income attributable to MCBC from continuing operations.
(2) Adjustments to our equity income from MillerCoors, which include our proportional share of MillerCoors' interest, income tax, depreciation and amortization, specials, and amortization of the difference between the MCBC contributed cost basis and proportional share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries
Table 4: Underlying Free Cash Flow -- Reconciliation to Nearest U.S. GAAP Measure
(In Millions)
		Twenty-Six Weeks Ended
		June 29, 2013	June 30, 2012
U.S. GAAP:	Net Cash Provided by Operating Activities	$591.0	$397.4
Less:	Additions to properties(1)	(149.7)	(81.4)
Less:	Investment in MillerCoors(1)	(615.3)	(565.7)
Add:	Return of capital from MillerCoors(1)	515.2	459.9
Add:	Cash impact of Special items(2)	17.7	2.4
Add:	Costs related to the Acquisition(3)	6.9	109.3
Add:	MillerCoors investments in businesses(4)	-	14.4
Non-GAAP:	Underlying Free Cash Flow	$365.8	$336.3

Notes:
(1) Included in net cash used in investing activities.
(2) Included in net cash provided by operating activities and mainly reflects restructuring costs paid.
(3) Included in net cash provided by operating activities and reflects acquisition and integration costs paid.
(4) Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC
Table 5: Underlying Net Income
(Net Income Attributable to MillerCoors, Excluding Special Items)
(In Millions)
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

U.S. GAAP: Net income attributable to MillerCoors:	$412.7	$438.3	$684.6	$713.6
Add back: Special items, net	-	(2.3)	-	(2.3)
Less: Tax effect of adjustments to arrive at underlying after-tax income	-	-	-	-
Non-GAAP: Underlying net income attributable to MillerCoors:	$412.7	$436.0	$684.6	$711.3

Molson Coors Brewing Company and Subsidiaries
Table 6: Reconciliation of Net Income Attributable to MillerCoors to MCBC Underlying Equity Income in MillerCoors (Non-GAAP)
(In Millions)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net Income Attributable to MillerCoors	$412.7	$438.3	$684.6	$713.6
Multiply: MCBC economic interest (%) in MillerCoors	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income	$173.3	$184.1	$287.5	$299.7
Add: Amortization of the difference between MCBC contributed cost basis and the underlying equity in net assets of MillerCoors (1)	1.0	1.5	2.2	1.9
Add: Share-based compensation adjustment (2)	(1.7)	-	0.3	2.9
MCBC Equity Income in MillerCoors (U.S. GAAP)	$172.6	$185.6	$290.0	$304.5
Add: Proportionate share of MillerCoors special items	-	(1.0)	-	(1.0)
(Less): Tax effect on special items	-	-	-	-
MCBC Underlying Equity Income in MillerCoors (Non-GAAP)	$172.6	$184.6	$290.0	$303.5

Notes:
(1) Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture which is less than our proportional share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $668.6 million as of June 29, 2013. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.) is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.
(2) The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees now employed by MillerCoors.

Pretax and after-tax underlying income, underlying free cash flow, and underlying EBITDA (earnings before interest, taxes, depreciation and amortization) should be viewed as supplements to, not substitutes for, our results of operations and cash flow presented on the basis of accounting principles generally accepted in the United States. Our management uses underlying income, underlying free cash flow and underlying EBTDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations; and in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that underlying income, underlying free cash flow and underlying EBITDA performance are used by and are useful to investors and other users of our financial statements in evaluating our operating and cash performance because they provide them with additional tools to evaluate our performance without regard to special and other non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure.

Molson Coors Brewing Company and Subsidiaries
Table 7: 2013 Second Quarter Worldwide Beer Volume
(In Millions of Hectoliters)
	Thirteen Weeks Ended
	June 29, 2013	June 30, 2012	% Change

Financial Volume:	8.751	5.799	50.9%
Royalty Volume:	0.412	0.203	103.0%
Owned Volume:	9.163	6.002	52.7%
Proportionate Share of Equity Investment Sales-to-Retail(1):	7.557	7.904	(4.4%)
Total Worldwide Beer Volume:	16.720	13.906	20.2%

Notes:
(1) Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments (MillerCoors and Modelo Molson) sales-to-retail for the periods presented.

Molson Coors Brewing Company and Subsidiaries
Table 8: Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Data)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Volume in hectoliters	8.751	5.799	14.501	9.404

Sales	$1,659.7	$1,440.9	$2,844.5	$2,449.0
Excise taxes	(481.7)	(441.5)	(838.0)	(758.2)
Net sales	1,178.0	999.4	2,006.5	1,690.8
Cost of goods sold	(684.1)	(580.1)	(1,231.2)	(1,018.9)
Gross profit	493.9	419.3	775.3	671.9
Marketing, general and administrative expenses	(304.3)	(304.8)	(589.6)	(553.0)
Special items, net	(1.3)	(21.2)	(2.8)	(22.7)
Equity income in MillerCoors	172.6	185.6	290.0	304.5
Operating income (loss)	360.9	278.9	472.9	400.7
Interest income (expense), net	(41.2)	(84.6)	(116.1)	(108.4)
Other income (expense), net	(7.3)	(70.5)	(3.0)	(71.9)
Income (loss) from continuing operations before income taxes	312.4	123.8	353.8	220.4
Income tax expense	(34.1)	(25.9)	(37.6)	(43.2)
Net Income (loss) from continuing operations	278.3	97.9	316.2	177.2
Income (loss) from discontinued operations, net of tax	1.7	0.8	0.8	0.9
Net income (loss) including noncontrolling interests	280.0	98.7	317.0	178.1
Less: Net (income) loss attributable to noncontrolling interests	(1.6)	6.4	(3.0)	6.5
Net income (loss) attributable to MCBC	$278.4	$105.1	$314.0	$184.6

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$1.51	$0.58	$1.72	$1.02
From discontinued operations	0.01	-	-	-
Basic net income per share	$1.52	$0.58	$1.72	$1.02

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$1.50	$0.57	$1.71	$1.01
From discontinued operations	0.01	-	-	-
Diluted net income per share	$1.51	$0.57	$1.71	$1.01

Weighted average shares - basic	182.9	180.8	182.3	180.6
Weighted average shares - diluted	184.1	181.6	183.5	181.6

Dividends per share	$0.32	$0.32	$0.64	$0.64

Amounts attributable to MCBC
Net income (loss) from continuing operations, net of tax	$276.7	$104.3	$313.2	$183.7
Income (loss) from discontinued operations, net of tax	1.7	0.8	0.8	0.9
Net income (loss) attributable to MCBC	$278.4	$105.1	$314.0	$184.6

Molson Coors Brewing Company and Subsidiaries
Table 9: Canada Segment Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Volume in hectoliters	2.349	2.411	4.003	4.097

Sales	$735.8	$761.9	$1,257.8	$1,289.5
Excise taxes	(177.6)	(179.0)	(304.0)	(304.3)
Net sales	558.2	582.9	953.8	985.2
Cost of goods sold	(308.4)	(301.9)	(557.5)	(544.3)
Gross profit	249.8	281.0	396.3	440.9
Marketing, general and administrative expenses	(111.8)	(141.4)	(220.8)	(254.4)
Special items, net	(0.7)	0.9	(2.8)	(1.2)
Operating income (loss)	137.3	140.5	172.7	185.3
Other income (expense), net	-	(0.6)	1.0	(1.5)
Income (loss) before income taxes	$137.3	$139.9	$173.7	$183.8

Molson Coors Brewing Company and Subsidiaries
Table 10: PRO FORMA Europe Results of Operations
(See footnote 3 on page 5)
(In Millions)
(Unaudited)

	Thirteen Weeks Ended
	June 29, 2013	June 30, 2012
	Actual	Actual - UK	Actual - CE(1)	Pro Forma - CE(2)	Total - CE(3)	Pro Forma Europe Combined

Volume in hectoliters (4)	6.138	2.220	0.911	3.135	4.046	6.266

Sales (4)	$882.3	$568.3	$71.9	$247.3	$319.2	$887.5
Excise taxes	(296.1)	(242.1)	(14.6)	(53.5)	(68.1)	(310.2)
Net sales (4)	586.2	326.2	57.3	193.8	251.1	577.3
Cost of goods sold	(354.6)	(220.9)	(37.0)	(101.5)	(138.5)	(359.4)
Gross profit	231.6	105.3	20.3	92.3	112.6	217.9
Marketing, general and administrative expenses	(150.2)	(78.2)	(12.3)	(56.5)	(68.8)	(147.0)
Special items, net	0.3	(11.7)	-	-	-	(11.7)
Operating income (loss)	81.7	15.4	8.0	35.8	43.8	59.2
Interest income, net	1.2	1.4	-	-	-	1.4
Other income (expense), net	(1.3)	(0.5)	4.4	(0.4)	4.0	3.5
Income (loss) before income taxes	$81.6	$16.3	$12.4	$35.4	$47.8	$64.1

Notes:
(1) Includes actual results from the acquisition date of June 15, 2012, through June 30, 2012.
(2) Includes pre-acquisition results for StarBev from April 1, 2012, through June 15, 2012, and pro forma adjustments.
(3) Includes actual results from the acquisition date of June 15, 2012, through June 30, 2012, combined with pro forma results from April 1, 2012, through June 15, 2012.

(4) Reflects gross segment sales and for Q2 2013 includes intercompany sales to MCI of 0.016 million hectoliters and $1.4 million of net sales. Q2 2012 includes intercompany sales to MCI of 0.067 million hectoliters and $4.5 million of net sales. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 11: PRO FORMA Europe Results of Operations
(See footnote 3 on page 5)
(In Millions)
(Unaudited)

	Twenty-Six Weeks Ended
	June 29, 2013	June 30, 2012
	Actual	Actual - UK	Actual - CE(1)	Pro Forma - CE(2)	Total - CE(3)	Pro Forma Europe Combined

Volume in hectoliters (4)	10.006	3.959	0.911	5.303	6.214	10.173

Sales (4)	$1,514.7	$1,018.3	$71.9	$420.5	$492.4	$1,510.7
Excise taxes	(522.1)	(428.7)	(14.6)	(92.8)	(107.4)	(536.1)
Net sales (4)	992.6	589.6	57.3	327.7	385.0	974.6
Cost of goods sold	(635.8)	(401.9)	(37.0)	(194.2)	(231.2)	(633.1)
Gross profit	356.8	187.7	20.3	133.5	153.8	341.5
Marketing, general and administrative expenses	(278.9)	(162.0)	(12.3)	(108.8)	(121.1)	(283.1)
Special items, net	1.2	(10.0)	-	-	-	(10.0)
Operating income (loss)	79.1	15.7	8.0	24.7	32.7	48.4
Interest income, net	2.4	2.9	-	-	-	2.9
Other income (expense), net	(3.6)	(1.0)	4.4	(0.6)	3.8	2.8
Income (loss) before income taxes	$77.9	$17.6	$12.4	$24.1	$36.5	$54.1

Notes:
(1) Includes actual results from the acquisition date of June 15, 2012, through June 30, 2012.
(2) Includes pre-acquisition results for StarBev from January 1, 2012, through June 15, 2012, and pro forma adjustments.
(3) Includes actual results from the acquisition date of June 15, 2012, through June 30, 2012, combined with pro forma results from January 1, 2012, through June 15, 2012.

(4) Reflects gross segment sales and for the first half of 2013 includes intercompany sales to MCI of 0.037 million hectoliters and $2.2 million of net sales. The first half of 2012 includes intercompany sales to MCI of 0.111 million hectoliters and $7.2 million of net sales. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 12: Molson Coors International Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Volume in hectoliters	0.280	0.324	0.529	0.548

Sales	$42.7	$42.9	$73.6	$75.8
Excise taxes	(8.0)	(5.8)	(11.9)	(10.6)
Net Sales	34.7	37.1	61.7	65.2
Cost of goods sold (1)	(21.7)	(25.8)	(39.2)	(44.3)
Gross profit	13.0	11.3	22.5	20.9
Marketing, general and administrative expenses	(15.5)	(25.4)	(31.1)	(43.7)
Special items, net	(0.9)	(10.4)	(0.9)	(10.4)
Operating income (loss)	(3.4)	(24.5)	(9.5)	(33.2)
Other income (expense), net	0.1	0.2	0.1	0.3
Income (loss) before income taxes	$(3.3)	$(24.3)	$(9.4)	$(32.9)

Notes:
(1) Reflects gross segment amounts and for Q2 2013 and Q2 2012 includes intercompany cost of goods sold from Europe of $1.4 million and $4.5 million, respectively. The first half of 2013 and 2012 includes intercompany cost of goods sold from Europe of $2.2 million and $7.2 million, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries
Table 13: Corporate Results of Operations
(In Millions)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Volume in hectoliters	-	-	-	-

Sales	$0.3	$0.4	$0.6	$0.7
Excise taxes	-	-	-	-
Net Sales	0.3	0.4	0.6	0.7
Cost of goods sold	(0.8)	1.0	(0.9)	1.4
Gross profit	(0.5)	1.4	(0.3)	2.1
Marketing, general and administrative expenses	(26.8)	(47.5)	(58.8)	(80.6)
Special items, net	-	-	(0.3)	(1.1)
Operating income (loss)	(27.3)	(46.1)	(59.4)	(79.6)
Interest expense, net(1)	(42.4)	(86.0)	(118.5)	(111.3)
Other income (expense), net	(6.1)	(74.0)	(0.5)	(74.1)
Income (loss) before income taxes	$(75.8)	$(206.1)	$(178.4)	$(265.0)

Notes:
(1) Reflects acquisition-related interest expense of $17.6 million and $20.8 million on a U.S. GAAP basis and an underlying basis, respectively, for Q2 2013 and $68.3 million and $41.8 million on a U.S. GAAP basis and an underlying basis, respectively, for the first half of 2013. Beginning July 1, 2012, interest income and expense related to our Central Europe segment is reflected within Corporate results consistent with our other segments, and this amount is $0.3 million of net income on both a U.S. GAAP basis and an underlying basis for Q2 2013 and $0.9 million of net income on both a U.S. GAAP basis and an underlying basis for the first half of 2013.

MillerCoors LLC (1)
Table 14: Results of Operations
(In Millions)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Volume in hectoliters(2)	20.512	21.697	37.544	39.056

Sales	$2,484.4	$2,567.2	$4,541.1	$4,601.8
Excise taxes	(325.4)	(343.2)	(593.8)	(618.0)
Net sales	2,159.0	2,224.0	3,947.3	3,983.8
Cost of goods sold	(1,270.1)	(1,311.8)	(2,358.8)	(2,381.8)
Gross profit	888.9	912.2	1,588.5	1,602.0
Marketing, general and administrative expenses	(471.0)	(470.1)	(896.1)	(880.9)
Special items, net	-	2.3	-	2.3
Operating income	417.9	444.4	692.4	723.4
Interest income (expense), net	(0.4)	(0.4)	(0.9)	(0.7)
Other income (expense), net	0.5	1.5	1.3	3.1
Income before income taxes	418.0	445.5	692.8	725.8
Income tax expense	(1.3)	(1.8)	(1.7)	(2.5)
Net income	416.7	443.7	691.1	723.3
Less: Net income attributable to noncontrolling interests	(4.0)	(5.4)	(6.5)	(9.7)
Net income attributable to MillerCoors	$412.7	$438.3	$684.6	$713.6

Notes:
(1) Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 in the release for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).
(2) Includes contract brewing and company-owned-distributor sales which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries
Table 15: Condensed Consolidated Balance Sheets
(In Millions)
(Unaudited)

	As of
	June 29, 2013		December 29, 2012
Assets

Cash and cash equivalents	$801.6		$624.0
Accounts receivable, net	693.4		660.5
Other receivables, net	109.8		92.9
Inventories:
Finished	178.5		139.9
In process	28.3		20.3
Raw materials	41.8		43.5
Packaging materials	16.8		10.2
Total inventories	265.4		213.9
Other current assets, net	134.7		117.5
Deferred tax assets	66.4		39.2
Total current assets	2,071.3	#	1,748.0

Properties, net	1,910.5		1,995.9
Goodwill	2,325.5		2,453.1
Other intangibles, net	6,947.4		7,234.8
Investment in MillerCoors	2,516.6		2,431.8
Deferred tax assets	119.3		125.4
Notes receivable, net	24.3		26.3
Other assets	202.0		196.9
Total assets	$16,116.9		$16,212.2

Liabilities and Equity

Accounts payable and other current liabilities	$1,363.1		$1,186.9
Derivative hedging instruments	164.9		6.0
Deferred tax liabilities	112.3		152.3
Current potion of long-term debt and short-term borrowings	1,272.4		1,245.6
Discontinued operations	7.2		7.9
Total current liabilities	2,919.9		2,598.7

Long-term debt	3,295.7		3,422.5
Pension and post-retirement benefits	745.7		833.0
Derivative hedging instruments	1.3		222.2
Deferred tax liabilities	937.9		948.5
Unrecognized tax benefits	80.5		81.8
Other liabilities	106.8		93.9
Discontinued operations	18.3		20.0
Total liabilities	8,106.1		8,220.6

Preferred stock, no par value (authorized: 25.0 shares; none issued)	-		-
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	-		-
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 166.3 shares and 164.2 shares, respectively)	1.7		1.6
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.5		110.2
Class B exchangeable shares, no par value (issued and outstanding: 19.1 shares and 19.3 shares, respectively)	720.5		724.4
Paid-in capital	3,709.5		3,623.6
Retained earnings	4,097.7		3,900.5
Accumulated other comprehensive income (loss)	(332.3)		(72.3)
Class B common stock held in treasury at cost (7.5 shares and 7.5 shares, respectively)	(321.1)		(321.1)
Total Molson Coors Brewing Company stockholders' equity	7,984.5		7,966.9
Noncontrolling interests	26.3		24.7
Total equity	8,010.8		7,991.6
Total liabilities and equity	$16,116.9		$16,212.2

Molson Coors Brewing Company and Subsidiaries
Table 16: Condensed Consolidated Statements of Cash Flows
(In Millions)
(Unaudited)

	Twenty-Six Weeks Ended
	June 29, 2013	June 30, 2012
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$317.0	$178.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	160.9	111.8
Amortization of debt issuance costs and discounts	14.2	25.0
Share-based compensation	15.4	10.1
Loss on sale or impairment of properties and intangibles	6.3	21.1
Deferred income taxes	13.1	5.5
Equity income in MillerCoors	(290.0)	(304.5)
Distributions from MillerCoors	290.0	304.5
Equity in net income of other unconsolidated affiliates	(7.8)	(6.5)
Distributions from other unconsolidated affiliates	13.0	11.8
Excess tax benefits from share-based compensation	(5.4)	(3.5)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments	28.9	(4.1)
Change in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations) and other:	36.2	49.0
(Gain) loss from discontinued operations	(0.8)	(0.9)
Net cash provided by operating activities	591.0	397.4

Cash flows from investing activities:
Additions to properties	(149.7)	(81.4)
Proceeds from sales of properties and other long-lived assets	4.9	1.3
Acquisition of businesses, net of cash acquired	-	(2,257.4)
Proceeds from sale of business	2.0	-
Investment in MillerCoors	(615.3)	(565.7)
Return of capital from MillerCoors	515.2	459.9
Payments on settlement of derivative instruments	-	(110.6)
Investment in and advances to an unconsolidated affiliate	(2.8)	(3.7)
Loan repayments	4.5	9.5
Loan advances	(3.7)	(4.6)
Net cash used in investing activities	(244.9)	(2,552.7)

Cash flows from financing activities:
Exercise of stock options under equity compensation plans	63.1	20.8
Excess tax benefits from share-based compensation	5.4	3.5
Dividends paid	(116.8)	(115.9)
Dividends paid to noncontrolling interests holders	(1.2)	(2.9)
Payments for purchase of noncontrolling interest	(0.2)	-
Debt issuance costs	(0.2)	(39.2)
Proceeds from issuances of long-term debt	-	2,195.4
Payments on long-term debt and capital lease obligations	(52.4)	(44.8)
Payments on debt assumed in acquisition	-	(424.3)
Proceeds from short-term borrowings	9.3	2.5
Payments on short-term borrowings	(15.1)	(13.5)
Payments on settlement of derivative instruments	(35.1)	(4.0)
Net proceeds from (payments on) revolving credit facilities	(2.9)	3.9
Change in overdraft balances and other	2.0	2.1
Net cash (used in) provided by financing activities	(144.1)	1,583.6

Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	202.0	(571.7)
Effect of foreign exchange rate changes on cash and cash equivalents	(24.4)	8.8
Balance at beginning of year	624.0	1,078.9
Balance at end of period	$801.6	$516.0

CONTACT:
Molson Coors Brewing Company
News Media
Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334